                                            Filed Pursuant to Rule 424(b)(3)
                                                           Reg No. 333-51016


Prospectus Supplement No. 1, dated March 28, 2001
(to Prospectus dated February 9, 2001)

                            The Netplex Group, Inc.
                                7,323,550 shares
                                  Common Stock
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This Prospectus Supplement supplements the Prospectus dated February 9, 2001, relating to 7,323,550 shares of The Netplex Group, Inc.'s common stock (the "Prospectus").

On March 27, 2001, we released to the public certain financial information with respect to the Company. We attach hereto a copy of such financial information as Exhibit 1. This Prospectus Supplement No.1 and the financial information as
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attached as Exhibit 1 amends and supersedes, where appropriate, the financial
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information contained in certain sections of the Prospectus. A copy of the press release containing such the financial information attached as Exhibit 1
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was filed with the Securities and Exchange Commission on Form 8-K filed on March 28, 2001.


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The Prospectus as supplemented by this Prospectus Supplement No. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the common stock. All references in the Prospectus to "this prospectus" are amended to read "this prospectus (as supplemented and amended)."

PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus Supplement No. 1 is March 28, 2001.

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